Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-168419, 333-133927, 333-126734, 333-66000, 333-41458, 333-78417, 333-30375, 333-29899, 333-4808) of ADTRAN, Inc. of our report dated February 25, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Birmingham, Alabama
February 25, 2011